BLACK HILLS CORPORATION NON-EMPLOYEE DIRECTOR
EQUITY Compensation Plan
(Effective January 1, 2022)

Article 1 - Purpose

1.1 Purpose. The purpose of the Black Hills Corporation Non-Employee Director Equity Compensation Plan (the “Plan”) is to provide non-employee directors on the Board of Directors of Black Hills Corporation with annual equity compensation awards as compensation for Board service and the opportunity to defer settlement of such awards.

1.2 Coordination with the Omnibus Plan. The Plan is established pursuant to Section 21.14 and other applicable provisions of the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan (the “Omnibus Plan”). All Awards under the Plan shall be granted in accordance with all the applicable provisions of the Omnibus Plan. To the extent there is any conflict between the provisions of the Plan and the Omnibus Plan, the Omnibus Plan shall govern. To the extent necessary to comply with applicable laws, anything in the Plan that would materially amend or alter the Omnibus Plan, requiring stockholder approval, shall not be valid and enforced until such stockholder approval is obtained in such a manner and to such a degree as required.

Article II – Definitions

Capitalized terms used herein, but not defined, shall be given meaning as ascribed to them under the Black Hills Corporation 2015 Omnibus Incentive Plan. For the purposes of the Plan, the following terms are defined as set forth below:

2.1 “Account” means the separate bookkeeping account maintained on the books of the Company for each Participant to track the Participant’s Awards, and adjustments thereto.

2.2    “Award” means a Restricted Stock Unit award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan, the Omnibus Plan, the Award Agreement, and such other terms and conditions as the Committee shall deem desirable.

2.3    “Beneficiary” means the person or persons designated as such under Article VII of the Plan.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6    “Committee” means the Compensation Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board.

2.7    “Company” means Black Hills Corporation, a South Dakota corporation, and its successors.

2.8    “Deferred Stock Unit” means a Restricted Stock Unit that a Participant elected to defer in accordance with Article V.

2.9    “Effective Date” means January 1, 2022.

2.10    “Omnibus Plan” means the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan, as may be amended from time to time, or any successor equity plan applicable to non-employee directors of the board adopted by the Company.

2.11    “Participant” means a Nonemployee Director who receives an Award under the Plan.

2.12    “Plan” means the Black Hills Corporation Non-Employee Director Equity Compensation Plan.

2.13    “Separation from Service” means a “separation from service” from the Company, within the meaning of Code Section 409A, as applicable to the Participant.

2.14    “Stock” means the common stock, par value $1.00 per share, of the Company.

Article III – Participation

3.1    Each Nonemployee Director shall be eligible to become a Participant in accordance with the provisions of the Plan.

3.2    A Participant shall remain a Participant until he or she has received settlement of all Units to which he or she is entitled under the terms of the Plan.

Article IV – Restricted Stock Unit Awards

4.1    Annual Awards. The Board may grant Awards to each Nonemployee Director, for services to the Company, at such timing and in such amounts as determined by the Board.

4.2    Vesting and Forfeiture. Awards will vest over time, as provided in the Award Agreement. Except as otherwise provided in a Participant’s Award Agreement, to vest in the Restricted Stock Units, the Participant must remain on the Board with the Company from the grant date through the applicable vesting date for such Award. Any Restricted Stock Unit that does not vest shall immediately be forfeited. Except as otherwise provided in a Participant’s Award Agreement, if a Participant ceases to be on the Board for any reason prior to the Scheduled Vesting Date, all unvested Restricted Stock shall immediately be forfeited.

4.3    Settlement of Awards. Unless settlement is deferred by election of the Participant in accordance with Article V, vested Awards will settle in shares of Stock as provided in the Award Agreement. For any vested Awards that have been deferred by election of the Participant under Article V shall settle as provided in Section 5.3.

Article V – Deferred Stock Units

5.1    Deferral Elections.

a.Generally. Prior to the first day of each calendar year beginning on or after January 1, 2022, each Participant may elect to defer payment of 100% of any Participant’s Restricted Stock Unit Award that is granted in such calendar year. To be effective, such election must be completed and delivered to the Company prior to the first day of the calendar year in which the service period associated with the Award begins. Any election made under this Section shall become irrevocable as of December 31 of the year prior to the year in which the service period associated with the Restricted Stock Unit Award begins. By way of illustration, a deferral election must be made by December 31, 2021 to defer an Award that is granted to Participant in 2022, for services performed starting in 2022.

b. Election Procedures. An election (or the modification or revocation of an election) must be made in such manner and in accordance with such rules (such as timing of election period, method of electing, etc.) as may be prescribed for this purpose by the Company. In addition, the Company may, in its discretion, allow other deferral elections, to the extent such elections comply with the requirements of Code Section 409A and the applicable Treasury Regulations.

5.2    Vesting. A Deferred Stock Unit shall only be vested if the Participant has become vested under the terms of the associated Award Agreement.

5.3    Settlement. For all Deferred Stock Units, a Participant’s Deferred Stock Units will settle in shares of Stock as soon as practicable (but no later than the 15th day of the third calendar month following) the date the Participant ceases to be a Director and experiences a Separation from Service.

Article VI – Accounts

6.1    Accounts Generally. An Account will be established for each Participant. Accounts are for bookkeeping purposes only and the maintenance of Accounts will not require any segregation of assets by the Company. The Company will not have any obligation whatsoever to set aside funds for the Plan or for the benefit of any Participant or Beneficiary, and no Participant or Beneficiary will have any rights to any amounts that may be set aside other than the rights of an unsecured creditor of the Company.

6.2    Adjustments.

a.    Dividends. Whenever any cash dividends are declared on the Stock, the Company will credit the Account of each Participant on the date such dividend is paid with a number of additional Restricted Stock Units (or, if an Award is subject to a deferral election under Article V, additional Deferred Stock Units) equal to the result of dividing (i) the product of (x) the total number of Restricted Stock Units (or Deferred Stock Units, if applicable) credited to the Participant’s Account on the record date for such dividend and (y) the per share amount of such dividend by (ii) the Fair Market Value of one share of Stock on the date such dividend is paid by the Company to the holders of Stock.

b.    Other Adjustments. In the event of any change in the outstanding shares of common stock of the Company, Awards may be adjusted, as provided in the Omnibus Plan.

6.3    Statement of Account. Each Director will be provided Account statements on an annual basis, in such manner as determined by the Company.

Article VII - Beneficiary

7.1    Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries to receive benefits after the death of the Participant. The designation shall be effective upon filing written notice with the Company on the form provided for that purpose. If more than one beneficiary designation has been filed, the beneficiary or beneficiaries designated in the notice bearing the most recent date will be deemed to be the valid beneficiary or beneficiaries. The Participant shall have the right, without the requirement of approval from any person, to revoke and change beneficiary designations. If no valid beneficiary designation has been made, or if all beneficiaries due before a Participant’s entire Account has been distributed, payment of the remaining Account will be made to the Participant’s estate.

7.2    Death of Participant. If a Participant dies before receiving settlement of the full balance of the Participant’s Account, then the balance of the Participant’s vested Account shall be settled in a lump sum settlement in shares of Stock, payable to the Participant’s Beneficiary. The lump sum Stock settlement will be made as soon as practicable following the Company’s receipt of notification of the Participant’s death. However, if the identity of the Beneficiary cannot be determined, or if the Beneficiary cannot be located, payment to the Beneficiary may be delayed to the extent allowed under Code Section 409A and applicable guidance.

Article VIII – Administration

The Plan shall be administered by the Committee, in accordance with the administration provisions of the Omnibus Plan.

For the avoidance of doubt, the ministerial functions of the Plan shall be handled by employees of the Company, in accordance with the rules and regulations established by the Committee.

Article IX – Amendment and Termination

The Board may amend or terminate the Plan at any time in whole or in part; provided, however, that no amendment or termination shall directly or indirectly reduce the balance of Participant’s Account held hereunder as of the effective date of such amendment or termination. Notwithstanding the foregoing, the Plan may be amended at any time, without the consent of any Participant (or beneficiary) if necessary or desirable, as determined by the Company, to comply with the requirements, or avoid the application, of Code Section 409A.

A termination of the Plan will not be effective to cause a deferral election in place under the Plan for the applicable year to be modified or discontinued prior to the end of such year, if such modification or discontinuation would violate Code Section 409A. The Board may terminate the Plan and provide for the acceleration and liquidation of Deferred Stock Units remaining due under the Plan pursuant to Treasury Regulations § 1.409A-3(j)(4)(ix). If such a termination and liquidation occurs, all Awards under the Plan will be discontinued as of the termination date established by the Board, and all outstanding Deferred Stock Unit Awards due will be settled at the time specified by the Board as part of the action terminating the Plan and consistent with Treasury Regulations § 1.409A-3(j)(4)(ix).

The Board may terminate the Plan other than pursuant to Treasury Regulations § 1.409A-3(j)(4)(ix). In the event of such other termination, no new deferral elections will be allowed after the end of the calendar year which includes the date of termination, but all Deferred Stock Units under the Plan will be paid at the same time and in the same form as if the termination had not occurred – that is, the termination will not result in any acceleration of any distribution of Deferred Stock Units under the Plan.

Article X - Miscellaneous

10.1    Unfunded Plan. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. All payments hereunder shall be made by the Company from its general assets at the time and in the manner provided for in the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder. Notwithstanding the foregoing, however, the Company may, in its sole discretion, place assets in a trust that may be used to meet the Company’s obligations under the Plan and any right of a Participant to any benefit payment under the Plan shall be reduced by any payment received by the Participant from the trustee under such a trust. In the event such trust is established, the assets of such trust shall be available to the general creditors of the Company in the event of insolvency or bankruptcy of the Company (a “rabbi trust”).

10.2    Non-Alienation of Benefits. Neither a Participant nor any other person shall have any rights to sell, assign, transfer, pledge, anticipate, or otherwise encumber the amounts, if any, payable under the Plan to the Participant or any other person. Any attempted sale, assignment, transfer or pledge shall be null and void and without any legal effect. No part of the amounts payable under the Plan shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.3    Code Section 409A. For any Award that the settlement of such Award is deferred by election of the Participant in accordance with Article V, this Plan is subject to Code Section 409A and is intended to be maintained in compliance with Code Section 409A and the regulations thereunder applicable to nonqualified deferred compensation plans. To the extent any provision of this Plan applicable to a deferred Award does not satisfy the requirements of Code Section 409A or any regulations or other guidance issued by the Treasury Department or the Internal Revenue Service under Code Section 409A, such provision will be applied in a manner consistent with such requirements, regulations or guidance, notwithstanding any provision of the Plan to the contrary, and to the extent not prohibited by Code Section 409A, the provisions of the Plan and the rights of Participants and Beneficiaries hereunder shall be deemed to have been modified accordingly. Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2), to the extent applicable. The Committee, in its sole discretion shall determine the requirements of Code Section 409A that are applicable to the Plan and shall interpret the terms of the Plan in a manner consistent therewith. Under no circumstances, however, shall the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Code Section 409A. For any Award that is not deferred in accordance with Article V, the Plan is intended to be exempt from Code Section 409A as a short-term deferral, and is to be interpreted accordingly.

10.4    Severability. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it was held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and enforceable to the fullest extent permitted by applicable law.

10.5    Successors in Interest. The obligation of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

10.6     Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of South Dakota, without regard to the conflicts of laws provisions thereof.

10.7    No Stockholder Rights. Neither the Participant or any other person shall have any rights as a stockholder of the Company with respect to the Restricted Stock Units or Deferred Stock Units credited to the Participant’s Account until the shares of Stock are issued to the Participant (or the Beneficiary of the Participant).

10.8    No Contract. Neither the action of the Company in establishing the Plan nor any action taken by it or by the Committee under this Plan (or any award thereunder) shall be construed as giving any Participant the right to be retained as a Director or other service provider of the Company.